John Deere Owner Trust 2003	Exhibit 99.1
Statement to Certificateholders
$197,000,000 Class A-1 1.08125% Asset Backed Notes due August 13, 2004
$187,000,000 Class A-2 1.31000% Asset Backed Notes due January 17, 2006
$202,000,000 Class A-3 1.79000% Asset Backed Notes due April 16, 2007
$149,000,000 Class A-4 2.44000% Asset Backed Notes due June 15, 2010
$15,150,000 Class B 2.01000% Asset Backed Notes due June 15, 2010
$7,546,670 Asset Backed Certificates
Payment Date:	15-Aug-03
(1) Amount of principal being paid or distributed:
(a) A-1 Notes:	$20,747,888.70
per $1,000 original principal amount:	$105.32
(b) A-2 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(e) B Notes:	$0.00
per $1,000 original principal amount:	$0.00
(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(g) Total:	$20,747,888.70
(2) Amount of interest being paid or distributed:
(a) A-1 Notes:	$130,170.49
per $1,000 original principal amount:	$0.66
(b) A-2 Notes:	$142,899.17
per $1,000 original principal amount:	$0.76
(c) A-3 Notes:	$210,921.67
per $1,000 original principal amount:	$1.04
(d) A-4 Notes:	$212,076.67
per $1,000 original principal amount:	$1.42
(e) B Notes:	$17,763.38
per $1,000 original principal amount:	$1.17
(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(g) Total:	$713,831.38
(3) After giving effect to distributions on this Payment Date:
(a) (i) outstanding principal amount of A-1 Notes:	$176,252,111.30
(ii) A-1 Note Pool Factor:	0.8946808
(b) (i) outstanding principal amount of A-2 Notes:	$187,000,000.00
(ii) A-2 Note Pool Factor:	1.0000000
(c) (i) outstanding principal amount of A-3 Notes:	$202,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000
(d) (i) outstanding principal amount of A-4 Notes:	$149,000,000.00
(ii) A-4 Note Pool Factor:	1.0000000
(e) (i) outstanding principal amount of B Notes:	$15,150,000.00
(ii) B Note Pool Factor:	1.0000000
(f) (i) Certificate Balance	$7,546,670.00
(ii) Certificate Pool Factor:	1.0000000
(4) Note Value at end of related Collection Period:	$736,948,781.30
(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period	$729,123,160.40
(6) Amount of Servicing Fee:	$625,103.23
per $1,000 original principal amount:	0.8250046
(7) Amount of Administration Fee:	$100.00
(8) Aggregate Purchase Amounts for Collection Period:	$0.00
(9) Amount in Reserve Account:	$13,259,692.00
Specified Reserve Account Balance:	$13,259,692.00
(10) Aggregate amount of Realized Losses for the Collection Period:	$2,095.14
(11) Amount of Payments that are more than 60 days past due:	0.00